UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 4, 2017

Rockwell Medical, Inc.

(Exact name of Registrant as Specified in Charter)

Michigan	000-23661	38-3317208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan	48393
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (248) 960-9009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01              Other Events

On April 4, 2017, Rockwell Medical, Inc. (the “Company”) issued a press release announcing that it had filed a preliminary proxy statement with the Securities and Exchange Commission for the election of David Domzalski to the Company’s Board of Directors at the Company’s 2017 Annual Meeting of Shareholders, and announcing certain corporate governance enhancements.  Attached hereto as Exhibit 99.1, and incorporated herein by reference, is a copy of the press release.

Item 9.01              Financial Statements and Exhibits

Exhibit Number	Description

99.1	Rockwell Medical, Inc. Press Release issued on April 4, 2017

Important Additional Information and Where to Find It

Rockwell Medical, Inc., its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2017 Annual Meeting of Shareholders.  Information regarding the names of the Company’s directors and executive officers and their respective direct or indirect interests in the Company, by security holdings or otherwise, can be found in the Company’s preliminary proxy statement for its 2017 Annual Meeting of Shareholders, including the schedules and appendices thereto.  The preliminary proxy statement was filed with the Securities and Exchange Commission (“SEC”) on April 4, 2017.  Investors and shareholders are strongly encouraged to read carefully the definitive proxy statement and the accompanying WHITE proxy card and any other documents filed by Rockwell Medical, Inc. with the SEC when they become available, as they will contain important information.  Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying WHITE proxy card, and other documents filed by Rockwell Medical, Inc. with the SEC for no charge at the SEC’s website at www.sec.gov.  Copies will also be available at no charge by writing to Rockwell Medical, Inc., Attn: Secretary, 30142 S. Wixom Road, Wixom, Michigan, 48393.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: April 4, 2017	By:	/s/ Thomas E. Klema
Thomas E. Klema
Chief Financial Officer

Exhibit Index to Current Report on Form 8-K
Dated April 4, 2017

Exhibit Number	Description

99.1	Rockwell Medical, Inc. Press Release issued on April 4, 2017